THE NATIONAL SECURITY GROUP, INC.
                             661 EAST DAVIS STREET
                              ELBA, ALABAMA 36323


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 19, 2001

Notice is hereby given of the Annual Meeting of Stockholders of The National Security Group, Inc., a Delaware corporation (the "Company"), to be held at the principal executive offices of the Company in Elba, Alabama, on Thursday, April 19, 2001 at 10:00 a.m. (Central Time) for the following purposes:

1. To elect three (3) members to the Board of Directors, to serve for three year terms, and until their successors are duly elected and qualified;

2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only Stockholders of record at the close of business on March 19, 2001 shall be entitled to notice of and to vote at the Annual Meeting. Stockholders are cordially invited to attend the Annual Meeting in person.

                                                        BY ORDER OF THE BOARD OF
                                                                       DIRECTORS



                                                                       Bette Ham
                                                                       Secretary



Elba, Alabama
March 19, 2001

                        THE NATIONAL SECURITY GROUP, INC.
                              661 East Davis Street
                               Elba, Alabama 36323


                                 PROXY STATEMENT

     This document, which constitutes a Proxy Statement for The National Security Group, Inc., (the "Company") is being furnished to the holders of the common stock of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Central Time) on April 19, 2001 at the principal executive offices of the Company (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders will vote to elect three directors to serve for three year terms, and until their successors are duly elected and qualified.

     All costs in connection with the solicitation of the enclosed proxy will be paid by the Company.

     The date of this Proxy Statement is March 19, 2001.

                                     GENERAL

     This Proxy Statement is being mailed to holders of the Company Common Stock on or about March 19, 2001, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting to be held at the Company's principal executive offices, 661 East Davis Street, Elba, Alabama 36323, on Thursday, April 19, 2001, at 10:00 a.m. (Central Time).

     At the Annual Meeting, the stockholders of the Company will elect three directors to serve for three year terms. If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted "FOR" the election of the persons nominated as directors in the proxy statement. So far as is now known, there is no business to be acted upon at the Annual Meeting other than as set forth above, and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other appropriate matters are duly brought before the Annual Meeting, the persons appointed as proxy agents will have discretion to vote or act thereon according to their own judgment. A proxy may be revoked if written notice of such revocation is received by Mrs. Bette Ham, Secretary, The National Security Group, Inc., 661 East Davis Street, Elba, Alabama 36323, at any time before the taking of the vote at the Annual Meeting.

     Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy, regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. The Board of Directors has fixed the close of business on March 19, 2001, as the record date for the determination of stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. On the record date, the Company had outstanding 2,055,811 shares of Company Stock, the holders of which are entitled to one vote per share. No shares of any other class of Company stock are issued or outstanding.

     A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke aproxy. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on the matter) generally will be treated as present for the purposes of determining a quorum. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the election of the nominees to the Board of Directors. With respect to this matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which brokers would hold authority, a broker non-vote will have no effect on the vote.

                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of each director is three years and the terms are staggered to provide for the election of one class of directors each year. Three directors will be elected at the Annual Meeting. Lewis Avinger, Carolyn Brunson and James B. Saxon (the "Nominees") have been nominated by the Board of Directors for election, to serve for a term of three years. All of the nominees are currently serving as directors of the Company.

     The persons named in the enclosed proxy intend to vote "FOR" the election of the Nominees unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the Nominees be unable to accept nomination or election (which the Board of Directors does not expect) or should any other vacancy have occurred in the Board, it is the intention of the persons named in the enclosed proxy to vote for the election of the person or persons whom the Board of Directors recommends.

     The following tables set forth the names and certain information concerning the Nominees and each other director who will continue to serve (the "Continuing Directors") as a director of the Company after the Annual Meeting:

                                    NOMINEES

                   Positions Held         Age at                 Director
Name               with the Company     Dec.31,2000               Since*

Lewis Avinger      Director                 78                     1984
Carolyn Brunson    Director                 73                     1978
James B. Saxon     Director                 66                     1982


           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

                              Continuing Directors

                         Age at             Director                End of
Name                   Dec.31,2000           Since*              Present Term


Winfield Baird            68                 1964                      2002
J. E. Brunson             44                 1999                      2003
J. R. Brunson             72                 1962                      2003
W. L. Brunson, Jr.        42                 1999                      2002
Fred Clark, Jr.           40                 1996                      2002
D. M. English             82                 1947                      2003
M. L. Murdock             58                 1976                      2002
Walter Wilkerson          53                 1984                      2003



     *In 1990 National Security Insurance Company was reorganized as a holding company system pursuant to a plan of exchange whereby The National Security Group, Inc., (the "Company"),became the holding company for National Security Insurance Company (the "Life Company"), and its prior subsidiaries, National Security Fire & Casualty Company (the "Casualty Company"), and NATSCO, Inc., ("NATSCO"). References to tenure with the Company (in the above table and in the following biographical section) include the individual's tenure with the Life Company prior to the reorganization.

                            BIOGRAPHICAL INFORMATION

     The business experience of each of the Nominees and Continuing Directors is set forth below.

Nominees

     LEWIS AVINGER is a retired Savings and Loan executive from Montgomery, Alabama.

     CAROLYN  BRUNSON  presently  serves  as the  Managing  Partner  of  Brunson
          Properties (formerly the W. L. Brunson Estate), a family partnership engaged in investments.

     JAMESB.  SAXON  is a  retired  executive  of  Anderson  Products,  Square D
          Company, Leeds, Alabama.

Continuing Directors

     WINFIELD BAIRD is currently a Financial Advisor with UBS Paine Webber Stock
          Brokerage Firm Inc. of Birmingham, Alabama.

     J. E. BRUNSON has served as President of the Fire and Casualty Company since 1997. He also serves on the Board of Directors of the Casualty Company, the Life Company and Omega One.


     J. R. BRUNSON served as President and Chief Executive Officer of the Company from 1978 through 1999. He previously held the position of Senior Vice President. He joined the Company in 1953.

     W. L. BRUNSON, JR. is President and Chief Executive Officer and Director of the Company, effective January 1, 2000. He previously held the position of President of the Life Company. He joined the Company in 1983. Mr. Brunson is also a Director of the Casualty Company, NATSCO, the Life Company and Omega One.

     FRED D. CLARK,  JR. is  currently  President of The Clark  Company,  LLC in
          Montgomery, Alabama, and serves as Executive Director of the Electric Cities of Alabama. He was formerly Executive Director of the Alabama Farmers Federation, President of Alabama Rural Electric Association of Cooperatives, Montgomery, Alabama, State Director for U.S. Senator Richard Shelby, Legislative Representative for National Rural Electric Cooperative Association, and Legislative Assistant to U.S. Senator Howell Heflin.

     D.M. ENGLISH is a retired urban renewal administrator. He became a Director of the Company upon its founding in 1947 and served as Chairman of the Board from 1987 to 1998.

     M.L. MURDOCK , has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1982. Prior to that time he served as Vice President and Controller of the Company. He joined the Company in 1970. Mr. Murdock is also a director of the Life Company, the Fire Company, Omega One Insurance Company, Inc., and NATSCO, Inc.

     WALTER WILKERSON is a certified  public  accountant and partner in the firm
          Barr, Brunson, Wilkerson and Bowden in Enterprise, Alabama.

                          BOARD COMMITTEES AND MEETINGS

     During the last full fiscal year the Board of Directors of the Company held four regularly scheduled and special meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during fiscal year 2000.

     Compensation Committee. The Compensation Committee, whose members have been appointed annually by the Board of Directors, is currently composed of Walter Wilkerson, James B. Saxon and Lewis Avinger. The Committee is responsible for recommending officers, the salaries of officers, directors fees and officer bonuses to the Board of Directors for full consideration. The Compensation Committee met once in fiscal year 2000.

     Audit Committee. The Audit Committee is comprised of James B. Saxon, Winfield Baird, Lewis Avinger and Walter P. Wilkerson. The principal functions of the Audit Committee include making recommendations to the Board of Directors concerning the selection of independent auditors, approval of proposed independent audit fees, review of internal, independent, and regulatory audit results, review of proposed corrective actions and results thereof with senior management, review and approval of internal audit functions and controls and obtaining assurances of regulatory compliance from independent auditors. The Audit Committee met twice in fiscal year 2000.


     Nominating Committee. The Nominating Committee is comprised of Walter P. Wilkerson, J. E. Brunson, and J. R. Brunson. This committee is responsible for the nomination of directors. No procedure has been established by the committee for considering nominations by the stockholders. The Nominating Committee met once in fiscal year 2000.

                             DIRECTORS' REMUNERATION

     Remuneration of directors is usually adjusted annually. Directors are currently paid an annual fee of $3,300 ($4,622 for the Chairman), plus $635 per meeting attended and mileage reimbursement of $.31 per mile. In addition, directors receive $250 per year for each Board committee on which he or she serves, the total not to exceed $500.

     The Company has established an "Unfunded Plan of Deferred Compensation" which allows Directors to defer fees otherwise payable to them for attending Board meetings or serving on committees. Participating directors may, at their option, elect to have the deferred fees credited to either a cash account, which accrues interest quarterly at a prime interest rate, or to a stock account, under which such deferred amounts are treated as if they had been invested in shares of the Company's common stock. Stock accounts may only be distributed in their equivalent value in cash. All accounts under the plan are unfunded and do not represent claims against specific assets of the Company.

          STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth information as of December 31, 2000, as to the number of shares of Company Common Stock beneficially owned by (a) each of the Company's directors, (b) the nominees for director and (c) the directors and executive officers of the Company as a group.

                                    SHARES OF
                                   COMMON STOCK
                                   BENEFICIALLY                    PERCENT OF
NAMES                                 OWNED 1                     COMMON STOCK

Lewis Avinger                         1,000                           .05%

Winfield Baird                       98,258                          4.78%

Carolyn E. Brunson                  324,3132                        15.78%

J. E. Brunson                         9,3521                          .45%

J. R. Brunson                       113,555                          5.52%

W. L. Brunson, Jr.                   70,2613                         3.42%

Fred Clark, Jr.                      89,0864                         4.33%

D. M. English                        91,814                          4.47%

M. L. Murdock                         1,202                           .06%

James B. Saxon                       19,260                           .94%

Walter P. Wilkerson                   5,695                           .28%

Directors and Officers
(as a group, 13 persons
including persons named            831,798                          40.46%
above)

Other closely held stock
(as a group, numbering 30
including immediate family
members of some
directors, emeritus directors,
affiliated entities, and employee
retirement plan)                  579,756                           28.20%


     1 For purposes of this table, an individual is considered to "beneficially own" any shares of the Company if he or she directly or indirectly has or shares
(I) voting power, which includes power to vote or direct voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. All amounts include stock held in a spouse's name.

     2 Includes stock held in Brunson Properties, a partnership (W.L. Brunson Estate), Carolyn E. Brunson and William L. Brunson, Jr., Managing Partners.

     3 Includes 63,995 shares held by Estate of Jerry B. Brunson, W. L. Brunson, Jr. and Sara Brunson, co-executors.

     4 Includes 88,086 shares held in Trust for Fred Clark, Sr. Estate


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The family relationships, not more remote than first cousin, which exist among the directors and nominees are as follows:

     Mrs. Carolyn Brunson is the widow of the deceased brother of J.R. Brunson, and mother of William L. Brunson, Jr., President and Chief Executive Officer of the Company, and President of the Life Company. Mr. J.R. Brunson, Mr. D. M. English and Mr. James B. Saxon are first cousins . Mr. J. R. Brunson is the father of Jack E. Brunson, President of the Casualty Company. See also the discussion under the heading "Compensation Committee Interlocks and Insider Participation."

                             INDEPENDENT ACCOUNTANTS

     The firm of Barfield, Murphy, Shank & Smith, P.C., certified public accountants, is the independent accountant for the Company and its subsidiaries and has performed the audit function for the year ending December 31, 2000. The independent accountant is appointed by the Board of Directors after receiving the recommendation of the Audit Committee. Such appointment is customarily made in July of each year. Consequently, the independent accountant for the fiscal year ending December 31, 2001 has not yet been appointed. No plans have been made for a representative of Barfield, Murphy, Shank & Smith, P.C. to be present at the Annual Meeting.

                             EXECUTIVE COMPENSATION

     The following table sets forth the remuneration paid by the Company and its subsidiaries during the fiscal year ended December 31, 2000, to each of its executive officers whose annual compensation exceeds $100,000.


                           SUMMARY COMPENSATION TABLE



Name                                                             Other     Restricted
and Principal Position           Base                            Annual      Stock     Options                       All Other
                          Year   Salary            Bonus         Comp.     Award (s)     SARs     LTIP Payouts        Comp.*
                                                                  ($)         ($)

------------------------- ------ ------------ ---------------- ----------- ----------- --------- ---------------- ----------------
------------------------- ------ ------------ ---------------- ----------- ----------- --------- ---------------- ----------------

W.L.Brunson,Jr.
President & CEO
The National Security     2000    $114,637        17,166                                                              $12,494
Group                                                            - 0 -       - 0 -      - 0 -         - 0 -

M.L. Murdock,
Senior Vice President
The National Security
Group                     2000    $110,584        24,324                                                              $14,615

                          1999    $109,226          $0           - 0 -       - 0 -      - 0 -         - 0 -           $14,742


                          1998    $107,071         7,766         - 0 -       - 0 -      - 0 -         - 0 -           $10,052

J. E. Brunson
President, National
Security Fire and         2000     $89,579        18,763                                                              $10,979
Casualty Company


     *"All Other Compensation" includes the following for W. L.Brunson, Jr. for the year 2000 Contributions to the 401 (K) Retirement Plan of $6,590, Directors Fees of $5,515, and other employee benefits of $389; Mr. Murdock totals for the years 2000, 1999, and 1998 for 401(K) Retirement Plan contributions $6,745, $7,822, and $3,272, Deferred Directors Fees of $6340, $6,725, and $6,340, and
other employee benefits of $1,530, $195, and $440. For Mr. J. E. Brunson for the year 2000, for the 401(K) Retirement Plan contributions of $5,417, Directors Fees of $5,265 and other employee benefits of $297.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is currently comprised of Walter P. Wilkerson, James B. Saxon and Lewis Avinger, all of whom are outside directors of the Company. The Committee has oversight of the compensation paid to officers and employees of the Company and its subsidiaries, whether by salary or under the Company bonus plan. This Committee also is responsible for recommending officers to the Board of Directors for full consideration and recommending directors fees. The committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. The Compensation Committee has provided the following report:

     The objectives of the Company Compensation Policy are 1) to create compensation packages for management which will attract and retain in the Company employment persons of excellent managerial ability and 2) to reward management for corporate performance as measured by the Companys financial results and business achievements and provide incentives for management to make material contributions to the success of the Company, its policyholders, and its shareholders. The Committee strives to maintain an appropriate relationship between executive pay and Company performance. The Companys total compensation structure is comprised of annual base salary and annual cash bonus payments under the Companys Bonus Plan. The structure provides for moderate base salaries, but offers opportunities for executives and supervisors to earn incentive compensation based on Company results. The Company does not presently utilize stock options, rights, or other forms of long-term incentives in its compensation scheme, but such may be considered in the future. The Committee is aware of the provisions of the Internal Revenue Code which restrict deductibility of executive compensation and can confirm that compensation has been and will continue to be tax-deductible as no executive officer will earn in excess of the dollar limitations imposed by such applicable provisions.

     The Committee believes that base salaries should be competitive as determined by geographic region, salaries within insurance companies of similar size or lines of business, and the type skills that a position requires. The Committee and management review formal surveys of regional compensation levels as well as conducting informal surveys of surrounding business and industry. It is an objective of the policy that base salaries should be kept on the low to medium range of the scale, with compensation supplemented by cash bonuses when financial results warrant. The bonus plan for management and supervisory level employees is based on profits and growth, and requires as a precondition that Company results for a given year reach a threshold level of return on shareholders equity. The threshold is determined by the Compensation Committee and takes into consideration a number of factors including current financial markets and historic patterns of Company operations.

     Bonuses awarded in a given year are based on the previous years results. Bonuses awarded in 2000 were based on results for 1999. With results for 2000 very similar to 1999, it is anticipated that bonuses of a similar amount will be awarded in 2001 to the Companys executive officers and supervisory personnel.

     Contributions to executive officers under the Companys 401(K) Retirement Plan are made on the same basis as are contributions to all other participants in the Plan.

     The Committee continues to review the Companys Compensation Policy in an effort to ensure that it continues to accomplish the intended objectives. While the Company has not and does not currently integrate long-term incentives in its structure, certain forms of long-term incentives are being considered and may be implemented in the future to continue to provide appropriate incentives for management to maximize the Companys long term financial results for the benefit of the stockholders. The Committee believes that the Companys salary and incentive compensation programs are competitive and appropriate for National Security. Walter P. Wilkerson, James B. Saxon, Lewis Avinger.



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is currently comprised of Walter Wilkerson, James B. Saxon and Lewis Avinger, all of whom are outside directors. The Committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. During 2000, Mr. Wilkersons Director compensation was deferred in the amount of $6,340.00, Mr. Saxon received Director compensation of $5,515.00, and Mr. Avinger received director compensation of $5,515.00.

                                EMPLOYEE BENEFITS

     401 (K) Plan
     The Company contributes an amount equal to twice the employees salary deferral amounts, not exceeding 5% of total compensation of all eligible employees, to a Retirement Savings Plan established under 401(K) of the Internal Revenue Service Code of 1986 (the "Company 401 (K) Plan"). All full - time employees who have completed 1,000 hours of service on either January 1 or July 1 are eligible to participate. The Company contributions are annually allocated among the participants' plan accounts based on compensation received during the year for which contribution is made. Amounts allocated vest as scheduled in the Company 401 (K) Plan. Benefits are generally payable only upon termination, retirement, disability or death.

                               COMPANY PERFORMANCE

     The following graph shows a five year comparison of cumulative returns for the Company, the NASDAQ STOCK MARKET INDEX (U.S.), Standard & Poors 500 Index and the NASDAQ Insurance Stocks Index. The cumulative total return is based on change in the year - end stock price plus reinvested dividends for each of the periods shown.

  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                       NASDAQ         NASDAQ
 Measurement period     NATIONAL    STOCK MARKET    INSURANCE
(Fiscal year Covered)   SECURITY    (U.S.) INDEX    STOCK INDEX   S&P 500

        1995               100.00      100.00         100.00       100.00
        1996               107.30      123.04         113.99       123.18
        1997               155.54      150.69         167.21       164.36
        1998               125.17      212.51         148.98       212.07
        1999               105.97      394.92         114.88       256.84
        2000               191.82      237.62         145.12       233.95

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth those persons who beneficially owned, as of December 31, 2000, five percent or more of the Company Common Stock. Unless otherwise noted, each beneficial owner has sole voting and investment powers.

                                              Amount and Nature
                                           of Beneficial              Percentage
                                              Ownership of                  of
Name and Address                             Company Common Stock         Class

Brunson Properties, a partnership                305,371                 14.85%
     (W.L. Brunson Estate)
Elba, Alabama 36323

SunTrust Bank as Trustee,                        200,551                  9.76%
National Security Retirement Savings Plan,
Chattanooga, Tennessee 37402

J.R. Brunson                                     113,555                  5.52%
1192 Pine Circle
Elba, Alabama 36323

                     DIRECTOR AND OFFICER SECURITIES REPORTS

     The Federal Securities laws require the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock. To the best of the Company's knowledge, all persons subject to these reporting requirements filed the required reports on a timely basis.

                             STOCKHOLDERS' PROPOSALS

     In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the Annual Stockholders' Meeting to be held in 2002, the proposal must be received by the Company at its headquarters, 661 E. Davis Street, Elba, Alabama 36323, on or before January 12, 2002. The Board of Directors will review any stockholder proposals that are filed to determine whether such proposals meet applicable criteria for inclusion in the 2002 Proxy Statement for consideration at the 2001 Annual Meeting.


                          TRANSFER AGENT AND REGISTRAR

     The Company is the  Transfer  Agent and  Registrar  for the Company  Common
Stock.

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



                     ANNUAL REPORTS AND FINANCIAL STATEMENT

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 accompanies this Proxy Statement. Additional copies of the Company's Annual Report to Stockholders, and/or a copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission may be obtained by written request to the Chief Financial Officer of the Company at the address indicated above.
                                  OTHER MATTERS

     The Board of Directors of the Company does not know any other matters to be brought before the meeting. If any other matters, not now known, properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their judgment in such matters.

Date: March 19, 2001

                                                          THE NATIONAL SECURITY
                                                                     GROUP, INC.
                                                               W L. Brunson, Jr.
                                                                      President

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